Exhibit 10.4
FOURTH AMENDMENT TO SUBLEASE

THIS FOURTH AMENDMENT TO SUBLEASE (this “Fourth Amendment”) is made as of March 20, 2012 (the “Turnover Date”), between HYATT CORPORATION, a Delaware corporation (“Sublandlord”), and H GROUP HOLDING, INC., a Delaware corporation (“Subtenant”), with reference to the following:

RECITALS:

A.Sublandlord and Subtenant heretofore entered into a certain Sublease dated as of June 15, 2004 (the “Original Sublease”), pursuant to which Subtenant subleased from Sublandlord certain premises in the building located at 71 South Wacker Drive, Chicago, Illinois, and known as Hyatt Center, (the “Building”).

B.The Original Sublease has been amended by that certain Confirmation Agreement dated as of July 1, 2006 (the “Initial Confirmation Agreement”), by that certain Ratification Agreement and First Amendment to Sublease dated as of February 1, 2007 (the “First Amendment”), by that certain Second Amendment to Sublease dated as of October 31, 2007 (the “Second Amendment”), and by that certain Third Amendment to Sublease dated as of May 1, 2008 (the “Third Amendment”). The Original Sublease, as amended by the Initial Confirmation Agreement, the First Amendment, the Second Amendment, and the Third Amendment is herein referred to as the “Sublease.”

C.The space subleased by Subtenant pursuant to the Sublease in effect immediately prior to the date hereof, which currently contains approximately 5,760 square feet of Rentable Area on the 10th and 47th floors of the Building, is herein referred to as the “Existing Subleased Premises.”

D.Sublandlord and Subtenant desire to amend the Sublease to provide for, among other things, a reduction in the area of the Existing Subleased Premises and the elimination of any expansion options, upon the terms and conditions herein set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties, Sublandlord and Subtenant agree as follows:

1.Incorporation and Defined Terms. The recital paragraphs set forth above are hereby incorporated herein as if fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

2.Reduction of the Existing Subleased Premises. Effective as of 11:59 p.m. (Central Time) on January 31, 2012 (the “Effective Date”), Subtenant hereby relinquishes and surrenders to Sublandlord all right, title and interest of Subtenant in and to that portion of the Existing Subleased Premises located on the 47th floor of the Building (the portion so relinquished and surrendered being herein referred to as the “Fourth Amendment Contraction Space”). After the Effective Date, Subtenant shall have no further right to occupy, possess, or use the Fourth Amendment Contraction Space, except for purposes of delivering the Fourth Amendment Contraction Space in the condition required pursuant to Section 10 below. Subtenant acknowledges and agrees that Sublandlord has no obligation to divide or demise any of the space in the Building or make any other improvements, alterations, remodeling, or installations as a result of the terms of this Fourth Amendment.

3.References to Subleased Premises. Except as expressly set forth herein to the contrary, from and after the Effective Date, all references in the Sublease and this Fourth Amendment to the “Subleased Premises” shall be deemed to mean the area depicted on Exhibit B - Fourth Amended attached hereto and shall specifically exclude the Fourth Amendment Contraction Space.

4.Rentable Area. Effective as of the Effective Date, the Subleased Premises shall consist of 4,382 square feet of Rentable Area.

5.Floor Plan. Effective as of the Effective Date, the floor plan of the Subleased Premises shall be as set forth in Exhibit B-Fourth Amended attached hereto, which replaces in its entirety Exhibit B-Third Amended attached to the Second Amendment, and for all purposes of the Sublease, the Subleased Premises, as so depicted on Exhibit B-Fourth Amended, shall be the Subleased Premises under the Sublease.

6.Net Rent. Effective as of the Effective Date, (i) Exhibit E-Third Amended attached to the Second Amendment shall be deleted in its entirety and Exhibit E-Fourth Amended attached hereto shall be substituted therefor and (ii) Net Rent payable by Subtenant to Sublandlord in respect of the Subleased Premises from and after January 31, 2012 shall be as set forth in Exhibit E-Fourth Amended.

7.Subtenant's Share. Subject to adjustment from time to time in accordance with Paragraph 1.5 of the Original Sublease, effective as of February 1, 2012, Subtenant's Share shall be adjusted to 1.378741% (calculated by dividing the 4,382 square feet of Rentable Area of the Subleased Premises by the 317,826 square feet of the Rentable Area of the Master Premises). Subtenant shall remain liable for and from time to time, upon the request of Sublandlord pay to Sublandlord any rent accrued prior to the Effective Date and not yet paid.

8.Fee. On or before the date hereof, Subtenant shall pay to Sublandlord a fee in the amount of One Hundred Fifty-Five Thousand Two Hundred Thirty-Four Dollars ($155,234), which fee shall be fully earned by Sublandlord upon the full execution of this Fourth Amendment and shall not be subject to return, rebate or proration. Failure of Subtenant to make such payment on or before the date hereof shall be a default under the Sublease and, at the option of Sublandlord, shall terminate Subtenant's right to reduce the Existing Subleased Premises and the rent payable under the Sublease contemplated by this Fourth Amendment.

9.Furnishings. Effective as of 11:59 p.m. (Central Time) on the Effective Date, Subtenant hereby sells and transfers (the “Furniture Sale”) to Sublandlord all of its right, title, and interest in and to the furniture and carpet located in the Fourth Amendment Contraction Space on the date hereof. Such Furniture Sale is made without additional consideration by Sublandlord and is made “as is, where is,” with no representation or warranty, except as provided in this Section 9. Subtenant represents and warrants to Sublandlord that Subtenant owns such furniture and carpet, subject to no liens, security interests, or claims of any kind other than those under the Sublease (if any).

10.Delivery of Possession and Improvements. Subtenant shall deliver possession of the Fourth Amendment Contraction Space to Sublandlord on or before 11:59 p.m. (Central Time) on the Turnover Date in broom-clean, “as is” condition, ordinary wear and tear, damage by fire or other casualty or condemnation excepted. Subtenant shall deliver such possession in accordance with the terms of return of possession under Article 13 of the Master Lease (including removal of any of Subtenant's trade fixtures and personal property (except as transferred under this Fourth Amendment) and repair of any damage). If Subtenant fails to comply with this Section 10, (i) Subtenant shall be deemed to be holding over with respect to the Fourth Amendment Contraction Space and subject to the remedies provided in Article 14 of the Master Lease (incorporated into the Sublease), (ii) at Sublandlord's option, Subtenant shall be in default under the Sublease, and (iii)

Sublandlord may correct any noncompliance with this Section 10 and Subtenant shall reimburse Sublandlord for all reasonable costs incurred by Sublandlord. Each party acknowledges and agrees that, except as provided in this Section 10 and Section 15, the other party has no obligation to divide or demise any of the space in the Building or make any other improvements, alterations, remodeling or installations as a result of the terms of this Fourth Amendment. Any property not removed by Subtenant by 11:59 p.m. (Central Time) on the Turnover Date shall, if Subtenant fails to remove same within five (5) Business Days following Subtenant's receipt of written notice thereof, at Sublandlord's option be deemed abandoned and conveyed to Sublandlord as if by bill of sale without payment by Sublandlord.

11.Paragraph 1.4. (Sublease Term). Paragraph 1.4. (Sublease Term) of the Original Sublease is hereby deleted in its entirety and replaced with the following:

“1.4. Sublease Term. The term “Sublease Term” means the term commencing on the Commencement Date and ending on February 29, 2020 (the “Termination Date”).”
12.Renewal. Paragraph 2.2 (“Renewal Term”) of the Sublease is hereby deleted in its entirety and replaced with the phrase “Intentionally Omitted.” Subtenant acknowledges and agrees that it has no right to renew or extend the term of the Sublease beyond the Termination Date (as such term has been amended by this Fourth Amendment). If Subtenant desires to enter into a direct lease with Master Landlord following the Termination Date, Sublandlord shall cooperate with Subtenant in the negotiations for any such direct lease.

13.Exhibit F-2. Exhibit F-2 attached to the First Amendment is hereby deleted in its entirety and deemed null, void and of no further force or effect.

14.Confirmation Agreements. At any time and from time to time upon either Sublandlord's or Subtenant's request each of Sublandlord and Subtenant shall execute a Confirmation Agreement confirming Subtenant's Share and any other information reasonably requested by Sublandlord or Subtenant pertinent to this Sublease.

15.No Offer. Submission of this Fourth Amendment by Sublandlord to Subtenant is not an offer to enter into this Fourth Amendment but rather is a solicitation for such an offer from Subtenant. Sublandlord shall not be bound by this Fourth Amendment until Sublandlord has executed and delivered the same to Subtenant.

16.Integration of Sublease and Controlling Language. This Fourth Amendment and the Sublease shall be deemed to be, for all purposes, one instrument. In the event of any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Sublease, the terms and provisions of this Fourth Amendment, in all instances, shall control and prevail.

17.Severability. If any provision of this Fourth Amendment or the application thereof to any person or circumstances is or shall be deemed illegal, invalid or unenforceable, the remaining provisions hereof shall remain in full force and effect and this Fourth Amendment shall be interpreted as if such legal, invalid or unenforceable provision did not exist herein.

18.Entire Agreement. This Fourth Amendment and the Sublease contain the entire integrated agreement between the parties respecting the subject matter of this Fourth Amendment and the Sublease and supersede all prior and contemporaneous understandings and agreements other than the Sublease between the parties respecting the subject matter of this Fourth Amendment and the Sublease. There are no representations, agreements, arrangements or understandings, oral or in writing, between or among the parties to this Fourth Amendment relating to the subject matter of this Fourth Amendment or the sublease which are not fully expressed in this Fourth Amendment and the Sublease, and no party hereto has relied upon any other representations, agreements, arrangements or understandings. The terms of this Fourth Amendment and the Sublease are intended by the parties as the final expression of their agreement with respect to those terms and may not be contradicted by evidence of any prior agreement or of any contemporaneous agreement. The parties further intend that no extrinsic evidence whatsoever may be introduced in any judicial proceeding involving this Fourth Amendment (and, for avoidance of doubt, the Sublease is not extrinsic for this purpose).

19.Successors and Assigns. Each provision of the Sublease and this Fourth Amendment shall extend to and shall bind and inure to the benefit of Sublandlord and Subtenant, their respective heirs, legal representatives, and permitted successors and assigns.

20.Time of the Essence. Time is of the essence of this Fourth Amendment and the Sublease and each provision hereof.

21.Multiple Counterparts. This Fourth Amendment may be executed in counterparts, all of which, when taken together, shall constitute a fully executed instrument.

22.Authority. Sublandlord and Subtenant each represent and warrant that it has full authority to execute and deliver this Fourth Amendment.

23.Real Estate Brokers. Sublandlord represents to Subtenant that Sublandlord has dealt only with Jones Lang LaSalle Midwest, LLC (“JLL”) in connection with the brokerage of the transaction contemplated by this Fourth Amendment, and that Sublandlord shall be responsible for any commissions due to JLL in connection with this Amendment. Each of Sublandlord and Subtenant represent that it has not dealt with any broker, agent or finder in connection with this Fourth Amendment other than JLL, and that insofar as each party knows, no brokers other than JLL has participated in the procurement of Subtenant or in the negotiation of this Fourth Amendment or are entitled to any commission in connection therewith. Each of Sublandlord and Subtenant shall indemnify and hold the other harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys' fees) arising from its breach of the foregoing representations.

24.Ratification Generally. Except as amended and modified hereby, the Sublease shall be and shall remain unchanged and in full force and effect in accordance with its terms, and, as the Sublease is amended and modified hereby, the sublease is hereby ratified, adopted and confirmed.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Fourth Amendment to Sublease as of the date and year first above written.

SUBLANDLORD:

HYATT CORPORATION, a Delaware corporation

By:  /s/ Robert W. K. Webb
Name:  Robert W. K. Webb
Title:  Attorney-In-Fact

SUBTENANT:

H GROUP HOLDING, INC., a Delaware corporation

By:  /s/ John Stellato
Name:  John Stellato
Title:  Director & Vice President

ACKNOWLEDGMENT OF MASTER LANDLORD

The undersigned, being the Master Landlord described in that certain Fourth Amendment to Sublease to which this Acknowledgment of Master Landlord is attached (the “Fourth Amendment”), hereby acknowledges the modifications made to the Original Sublease pursuant to the pursuant to the Initial Confirmation Agreement, the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment (collectively, the “Sublease”), hereby consents to such modifications and agrees that such modifications are not contrary to the terms of the Master Lease, and agrees that that certain Master Landlord Recognition Agreement dated as of June 15, 2004, by and among FrankMon LLC, a Delaware limited liability company (as predecessor-in-interest to Master Landlord), Sublandlord and Subtenant (the “Recognition Agreement”), remains in full force and effect and shall apply to the Sublease.
Capitalized terms not otherwise defined herein shall have the same meanings as are ascribed to such terms in the Sublease.

71 SOUTH WACKER DRIVE LLC, a Delaware limited liability company

By: ____________________________________________
Print Name: _____________________________________
Its: ____________________________________________

By: ____________________________________________
Print Name: _____________________________________
Its: ____________________________________________

EXHIBIT B - FOURTH AMENDED

FLOOR PLAN OF THE SUBLEASED PREMISES
10th FLOOR

(See Attached)

E-1

FLOOR PLAN BOOK

Hyatt Subleases

September 21, 2007

Hyatt Expansion Space

10

Hyatt

Hyatt

H Group Holding

Common Master Leased Space

Fourth Amended B-2

EXHIBIT E - FOURTH AMENDED

NET RENT SCHEDULE

OFFICE PREMISES FLOOR 10 (PARTIAL) (4,382 FEET OF RENTABLE AREA)

TIME PERIOD	NET RENT PER SQUARE FOOT OF RENTABLE AREA	ANNUAL NET RENT	MONTHLY INSTALLMENT OF NET RENT
February 1, 2012	$29.69	$130,101.58	$10,841.80
February 1, 2013	$30.29	$132,730.78	$11,060.90
February 1, 2014	$30.89	$135,359.98	$11,279.00
February 1, 2015	$31.51	$138,076.82	$11,506.40
February 1, 2016	$32.14	$140,837.48	$11,736.46
February 1, 2017	$32.78	$143,641.96	$11,970.16
February 1, 2018	$33.44	$146,534.08	$12,211.17
February 1, 2019	$34.11	$149,470.02	$12,455.84
February 1, 2020	$34.11	$149,470.02	$12,455.84

E-1